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                                                              Exhibit No. 10.245

                              EMPLOYMENT CONTRACT

THIS EMPLOYMENT CONTRACT ("Agreement") is entered into as of January 21, 2002 by and between MEGO FINANCIAL CORPORATION, a New York corporation with its principal office located at 4310 Paradise Road, Las Vegas, Nevada 89109 (the "Company") and JON ARLINGTON JOSEPH, an individual residing at 5009 Shoal Creek Circle, Las Vegas, Nevada 89113 ("Employee").

                                    RECITAL

Employee is currently employed by the Company as Senior Vice President, General Counsel and Secretary and by the Company's wholly owned subsidiary, Preferred Equities Corporation ("PEC") as Senior Vice President, General Counsel and Secretary.

The Company desires to retain Employee in said positions pursuant to the terms and conditions of this Agreement which supersedes and replaces all prior employment agreements entered into between the Employee and the Company and all amendments thereto.

The Employee desires to retain his employment in said positions pursuant to the terms and conditions of this Agreement.

Now, therefore, in consideration of this RECITAL and other good and valuable consideration, the parties hereto hereby agree as follows.

                                   AGREEMENT

1.  Recital - The above Recital is incorporated into the terms of this
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Agreement.

2.  Employment - The Company hereby employs the Employee, and the Employee
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hereby accepts such employment, to serve as an executive officer of the Company on the terms and conditions provided in this Agreement.

3.  Duties and Performance - The Employee shall serve as Senior Vice President,
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General Counsel and Secretary of the Company and Senior Vice President, General
Counsel and Secretary of PEC, and shall perform such legal, executive and administrative services as are generally expected of a Senior Vice President, General Counsel and Secretary, or as may be reasonably assigned to him from time to time by the Chairman of the Board, President, or by the Board of Directors of the Company ("Board"). The Employee agrees to devote his full time, attention, energy and skill to the Company's business and good will. The Employee shall be headquartered in the offices of the Company in Las Vegas, but shall be available to travel to other offices of the Company or its subsidiaries, or elsewhere, in the performance of his duties.

4.  Term - This Agreement shall commence on January 21, 2002 and terminate on
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December 31, 2003, unless sooner terminated or extended as provided in this
Agreement.

                                       1.
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5.  Compensation
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    (a) Unless otherwise agreed in writing by the Company and Employee, the
Company shall pay to Employee, in partial compensation of his services, a salary of $224,000.00 per annum for each year of this Agreement (Base Compensation). The Base Compensation shall be payable in equal installments, the frequency of which shall be determined by the Company, but in no event less frequently than monthly. The Company shall withhold and pay over to the appropriate governmental agency all payroll taxes (including income, social security and unemployment compensation taxes) required by federal, state and local governments having jurisdiction over the Company.

    (b) In addition to his Base Compensation due under this Agreement, Employee shall be paid an annual bonus at the discretion of the Board.

6.  Stock Options - Employee shall receive stock options, in addition to those
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already held by the Employee, at the discretion of the Board.

7.  Travel and Business Expense - Employee shall be reimbursed for usual
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business and travel expenses.  Employee shall be entitled to fly business class or first class if business class is unavailable on any flight or combination of flights longer than two (2) hours in scheduled duration.

8.  Benefits - Employee shall be eligible for all benefits afforded to Company
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and PEC executives from time to time provided Employee meets any eligibility requirements set forth for employees participating therein.

9.  Vacation - Employee shall have four (4) weeks paid vacation during each
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fiscal year.

10.  Club Membership - The Company will pay all dues and assessments associated
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with Employee's membership at Spanish Trail Golf and Country Club in Las Vegas,
Nevada and Employee will pay for Employee's non-business related charges.

11.  Change In Control - At any time during the term of this Agreement and any
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extension hereof, in the event of a Change of Control of the Company (as hereinafter defined), Employee shall have thirty (30) days from the date of said Change of Control to determine at Employee's sole election to either (i) continue his employment pursuant to the terms and conditions of this Agreement
(ii) enter into a new employment agreement or understanding with the Purchaser or (iii) to terminate his employment in consideration of the payment of two hundred thousand U.S. dollars ($200,000.00) and such other amounts as may then be due Employee pursuant to the terms and conditions of this Agreement including any remaining Base Compensation payable to the date of termination. In the event Employee elects to terminate employment pursuant to (iii) above, the two hundred thousand dollar ($200,000.00) consideration shall be paid in a lump sum within five (5) business days of Employee's election of such payment.

                                       2.
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As used herein, "Change of Control" means a direct or indirect acquisition by any person or business entity of any nature whatsoever of forty percent (40%) or more of Company's issued and outstanding shares of stock by a tender offer, merger or any other for of business combination or arrangement and / or an acquisition of substantially all of PEC's assets.

12.  Termination of Employment
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     (a) The Company may terminate the Employee's employment only for Cause upon the giving of written notice of such involuntary termination to the Employee. "Cause" shall mean any one of the following acts of, or omissions by, or actions of others relating to, the Employee, as set forth below:

          (i) The Employee's conviction of a felony, whether or not such conviction is appealed;

          (ii) Deliberate and premeditated acts by the Employee against the best interests of the company;

          (iii)  Material breach of the terms of this Agreement;

          (iv) The Employee is found guilty of or is enjoined from violation of any state or federal securities laws, or state or federal laws governing the business of the Company, or rules and regulations of any state or federal agency regulating any of the business of the Company;

          (v)    Misappropriation of the Company's funds or property; and

          (vi) Habitual use of alcohol or drugs to a degree that such uses substantially interferes with Employee's performance of his duties.

     (b) In the event the Employee's employment shall be terminated for Cause prior to the expiration of the term of this Agreement, the Employee shall be entitled only to his Base Compensation prorated to the effective date of such termination.

     (c) This agreement shall terminate immediately upon the Employee's death or total and permanent disability. For the purpose of this Agreement, total and permanent disability shall mean the Employee's inability to adequately perform his duties on behalf of the Company, as reasonably determined by the Board, for a period of ninety (90) consecutive days due to an illness or injury. In the event of such termination, the Employee shall be entitled to his Base Compensation prorated to the end of the month of his death or the date of the determination of Employee's total and permanent disability by the Board. The portion of any stock option granted by the Company to the Employee which has vested pursuant to the terms of such option at the time of the termination of this Agreement due to the Employee's death or total and permanent disability shall remain exercisable as set forth in such option relating to such a termination event.

                                       3.
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13.  Renewal of Agreement - This Agreement shall be automatically extended from
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year to year unless either or both parties give written notice to the other on or before November 1st of 2003 and each year thereafter, as may be appropriate, that either or both parties intend to terminate the employment relationship created by this Agreement. For example, if neither party gives such notice prior to November 1, 2003, this Agreement will automatically extend to December 31, 2004 and if neither party gives such notice prior to November 1, 2004, this Agreement will automatically extend to December 31, 2005 and so on. This Agreement shall continue on the same terms and conditions hereof unless otherwise modified in a writing signed by the Company and the Employee.

14.  Covenant Not to Solicit - The following provisions shall hereinafter be
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referred to as the "Covenant Not to Solicit":

     (a) The Employee agrees that during the term of this Agreement and any renewal thereof, and for a period of one (1) year after the expiration or termination of this Agreement with or without Cause, the Employee will not without authorization from the Company, in any capacity, directly or indirectly solicit or encourage other employees or officers of the Company to terminate their employment by the Company for any purpose whatsoever.

     (b) The Employee acknowledges and agrees that:

         (i) the foregoing restriction is reasonable for the protection of the goodwill and business of the Company against irreparable injury;

         (ii) the foregoing restriction does not place an undue hardship on the Employee; and

         (iii) the Employee agrees that the Company will be irreparably damaged by a breach of this Covenant Not to Solicit and that damage at law will be an insufficient remedy for the Company. The Employee also agrees that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of this Covenant Not to Solicit, which injunctive relief shall be in addition to any other rights or remedies available to the Company.

15.  Confidentiality - The Employee recognizes and acknowledges that the
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services which he will perform for the Company and the knowledge which he will obtain of the Company's proprietary information such as trade secrets, processes, business practices, strategic plans and financial data through his close relationship with the Company, are confidential, proprietary and valuable in nature. The Employee therefore agrees that, other than in the regular and proper course of business of the Company, he will not divulge to others or use for his own benefit, or the benefit of any person, firm, corporation or other entity, other than the Company, at any time during or subsequent to this employment, any information obtained in the course of his employment, concerning such proprietary information, without first obtaining the Company's written permission,

                                       4.
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unless such information has become public knowledge by a means other than a breach of the provisions of this Agreement.

16.  Modification - No change or modification of this Agreement shall be valid
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unless made in writing and signed by both of the parties hereto.

17.  Applicable Law - This Agreement shall be governed by and construed in
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accordance with the laws of the State of Nevada.

18.  Successors and Assigns - The duties under this Agreement are personal to
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Employee and may not be assigned by Employee.  This Agreement is binding upon the Company's successors and assigns.

19.  Headings - Headings to sections of this Agreement are for convenience of
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reference only and are not to be considered in the interpretation of this
Agreement.

20.  Entire Agreement - This Agreement incorporates the entire agreement between
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the parties and supersedes all other prior contemporaneous agreements, amendments to such agreements, negotiations or discussions between the Employee and the Company.

21.  Authorization - Floyd Kephart, President, has been duly authorized by the
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Board to execute this Agreement on behalf of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first appearing herein.

COMPANY:

MEGO FINANCIAL

By:    s/s Floyd W. Kephart
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     Floyd W. Kephart, President

EMPLOYEE:

By:    s/s Jon A. Joseph
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     Jon A. Joseph

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